Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of 8i Acquisition 2 Corp. (the “Company”) on Form S-1 of our report dated April 19, 2021 with respect to our audit of the Company’s financial statements as of February 5, 2021 and for the period from January 21, 2021 (inception) through February 5, 2021, which appears in this Registration Statement on Form S-1. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

New York, New York

June 16, 2021